Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ENTERCOM COMMUNICATIONS CORP.

ARTICLE I

Name and Seal

Section 1.01. Name. The name of the Corporation is “Entercom Communications Corp.”

Section 1.02. State of Incorporation. The Corporation is incorporated under the laws of the Commonwealth of Pennsylvania.

Section 1.03. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal,” and the name of the state of incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II

Offices and Fiscal Year

Section 2.01. Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania shall be at 2400 Market Street, 4th Floor, Philadelphia, PA 19103 until otherwise established by an amendment of the Articles Of Incorporation (the “Articles”) or by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) and a record of such change is filed with the Pennsylvania Department of State in the manner provided by law.

Section 2.02. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 2.03. Fiscal Year. The fiscal year of the Corporation shall be the calendar year beginning on the first day of January in each year.

ARTICLE III

Notice—Waivers—Meetings Generally

Section 3.01. Manner of Giving Notice.

(a)    General Rule. Whenever notice (in writing or otherwise) is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or courier service, charges prepaid, to the postal address or by facsimile transmission to the facsimile or telephone number or by e-mail or other electronic communication at the e-mail or other electronic communications address, of the person appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or courier service for delivery to that person or, in the case of facsimile transmission or e-mail or other electronic transmission, when sent. A notice of meeting shall specify the geographic location, if any, day and hour of the meeting and any other information required by any other provision of the Business Corporation Law, the Articles or these Bylaws.

(b)    Bulk Mail. If the Corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Business Corporation Law or by the Articles or these Bylaws to be given to all shareholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

(c)    Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned by the Chairman of the meeting or a vote of the shareholders, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 3.03.

Section 3.02. Notice of Meetings of Board of Directors. Notice of a regular meeting of the Board of Directors need not be given, if the dates for such meetings are fixed by the Board of Directors or the Chairman for an ensuing period of at least twelve months, and such dates are set forth in the minutes of the meeting at which such dates were fixed, which minutes were distributed to each director. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, facsimile transmission or e-mail or other electronic transmission) or 48 hours (in the case of notice by courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and geographic location of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.

Section 3.03. Notice of Meetings of Shareholders.

(a)    General Rule. Except as otherwise provided in Section 3.01(b), notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary of other authorized person or designated agent to each shareholder of record entitled to vote at the meeting at least (i) ten (10) days prior to the day named for a meeting (and, in case of a meeting called to consider a merger, interest exchange or, conversion, division or domestication, to each shareholder of record not entitled to vote at the meeting) called to consider a fundamental change under 15 Pa.C.S. Chapter 3 or 19 or (ii) five days (5) days prior to the day named for the meeting in any other case. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)    Notice of Action by Shareholders on Bylaws. In the case of a meeting of shareholders that has as one of its purposes action on the Bylaws, notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c)    Notice of Action by Shareholders on Fundamental Change. In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa.C.S. Chapter 3 or 19, each shareholder shall be given, together with notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

(d)    Notice of Action by Shareholders Giving Rise to Dissenters Rights. In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa.C.S. Subchapter 15D, each shareholder shall be given, together with notice of the meeting:

(1)    a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2)    a copy of Subchapter 15D.

Section 3.04. Waiver of Notice.

(a)    Written Waiver. Whenever any notice is required to be given under the provisions of the Business Corporation Law, the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)    Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.05. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a notice of a meeting required to be given under the provisions of the Business Corporation Law or the Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not materially enlarge its original purpose.

Section 3.06. Exception to Requirement of Notice.

(a)    General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Business Corporation Law or by the Articles or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)    Shareholders Without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 3.07. Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the Board of Directors, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation, by means of conference telephone, video conferencing equipment or other electronic technology (including, without limitation, the Internet) by means of which all persons participating in the meeting can hear each other and the shareholder shall have the ability to vote and take other action at the meeting. Participation in a meeting pursuant to this section shall constitute presence of, or vote or action by, or consent or dissent of such person at the meeting.

ARTICLE IV

Shareholders

Section 4.01. Place of Meeting. Meetings of the shareholders of the Corporation may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time. Meetings of the shareholders may also be held by means of the Internet or other electronic communications technology, as may be from time to time fixed or determined by the Board of Directors, and need not be held at a particular geographic location so long as the meeting is held in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors.

Section 4.02. Annual Meeting. The Board of Directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the Board, the meeting for any calendar year shall be called for and held on the third Tuesday in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10 o’clock A.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 4.03. Special Meetings. Special meetings of the shareholders may be called by the Chairman, CEO, or by resolution of the Board of Directors, which may fix the date, time, the geographic location of the meeting, if any, and/or the electronic communication technology through which the shareholders may participate in the meeting, if any; provided, however, that if there are two vacancies in the offices for the Class A Directors, then the holders of 50% of the Class A Common Stock outstanding shall have the right to call a special meeting of shareholders for the purpose of electing Class A Directors to fill such vacancies. If the Board does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the Secretary shall not be more than 60 days after the date of the adoption of the resolution of the Board calling the special meeting.

Section 4.04. Quorum and Adjournment.

(a)    General Rule. A meeting of shareholders of the Corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the Corporation owned, directly or indirectly, by the Corporation which are controlled, directly or indirectly, by the Board of Directors shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)    Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until conclusion of the meeting, including any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)    Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place (i) as the shareholders present and entitled to vote shall direct, or (ii) if no shareholder vote is taken, as the Chairman of the meeting shall direct.

(d)    Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)    Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if such notice states that in the event a quorum is not present at the date set forth in such notice and the meeting is adjourned to a later date at least 15 days after the initial date then those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 4.05. Action by Shareholders. Except as otherwise provided in the Business Corporation Law or the Articles or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a meeting duly called and organized and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 4.06. Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairman of the Board, the CEO, the President, the COO, the CFO, the Executive Vice President (if there are more than one Executive Vice Presidents, in the order they were appointed in the most recent resolution of the Board of Directors) or a person chosen by vote of the shareholders present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting. The Chairman of a meeting of the shareholders shall determine the order of business and shall have the authority to establish rules for the conduct of such meeting. All actions by the Chairman of a meeting in adopting rules for and in conducting a meeting shall be fair to the shareholders. The Chairman of a meeting shall announce at a meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

Section 4.07. Voting Rights of Shareholders. Except as otherwise provided in the Articles, every shareholder of the Corporation shall be entitled to one vote for each full share having voting power standing in the name of the shareholder on the books of the Corporation.

Section 4.08. Voting and Other Action by Proxy.

(a)    General Rule.

(1)    every shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by proxy.

(2)    The vote at a meeting of shareholders by a proxy of a shareholder on an issue other than a procedural motion considered at such meeting shall constitute the presence of the shareholder for the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

(3)    Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)    Execution and Filing. Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such Shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit a telephonic or electronic message authorizing another person to act by proxy. An e-mail, Internet communication or other means of telephonic or electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1)    may be treated as properly executed or authenticated for purposes of this subsection; and

(2)    shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)    Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

(d)    Expenses. The Corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the Board of Directors or its nominees for election to the Board, including solicitation by professional proxy solicitors and otherwise.

Section 4.09. Voting by Fiduciaries and Pledgees. Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 4.10. Voting by Joint Holders of Shares.

(a)    General Rule. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)    if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)    if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)    Exception. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 4.11. Voting by Corporate Shareholders. Any corporation that is a shareholder of this Corporation may vote at meetings of shareholders of this Corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its Articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 4.12. Determination of Shareholders of Record.

(a)    Fixing Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

(b)    Determination When a Record Date is Not Fixed. If a record date is not fixed:

(1)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day that is ten days prior to the day on which notice is given.

(2)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)    Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 4.13. Voting Lists. If a judge or judges of election are not appointed in connection with a meeting of the shareholders, the officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any the meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 4.14. Judges of Election.

(a)    Appointment. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)    Vacancies. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c)    Duties. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)    Report. On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 4.15. Minors as Security Holders. The Corporation may treat a minor who holds shares or obligations of the Corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Corporation or, in the case of payments or distributions on obligations, the Treasurer or paying officer or agent has received written notice that the holder is a minor.

Section 4.16. Notice of Business to be Brought Before a Meeting.

(a)    At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4.16 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 4.16 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 4.03, and shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. For purposes of this Section 4.16, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing shareholder, attends such annual meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 4.17 and Section 4.18 and this Section 4.16 shall not be applicable to nominations except as expressly provided in Section 4.17 and Section 4.18.

(b)    For business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.16. To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c)    To be in proper form for purposes of this Section 4.16, a shareholder’s notice to the Secretary shall set forth:

(i)    As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii)    As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a

Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) , (F) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from shareholders in support of such proposal and (G) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii)    As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 4.16, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such shareholder in such solicitation.

(d)    A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.16 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(e)    Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 4.16. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 4.16, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)    This Section 4.16 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 4.16 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 4.16 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)    For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 4.17. Notice of Nominations for Election to the Board of Directors.

(a)    Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 4.17 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 4.17 and Section 4.18 as to such notice and nomination. For purposes of this Section 4.17, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such shareholder, attends such meeting. A “qualified representative” of such proposing shareholder shall be a duly authorized officer, manager or partner of such shareholder or any other person authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)    (i) For a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (1) provide Timely Notice (as defined in Section 4.16) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 4.17 and Section 4.18 and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.17 and Section 4.18.

(ii)    If the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 4.17 and Section 4.18 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.17. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 4.16) of the date of such special meeting was first made.

(iii)    In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(iv)    In no event may a Nominating Person provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the date set forth in Section 4.17(b)(ii) or (iii) the tenth day following the date of public disclosure (as defined in Section 4.16) of such increase.

(c)    To be in proper form for purposes of this Section 4.17, a shareholder’s notice to the Secretary shall set forth:

(i)    As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 4.16(c)(i), except that for purposes of this Section 4.17 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4.16(c)(i));

(ii)    As to each Nominating Person, any Disclosable Interests (as defined in Section 4.16(c)(ii), except that for purposes of this Section 4.17 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 4.16(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 4.16(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii)    As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 4.17 and Section 4.18 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 4.18(a).

For purposes of this Section 4.17, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

(d)    A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.17 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(e)    In addition to the requirements of this Section 4.17 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 4.18. Additional Requirements For Valid Nomination of Candidates to Serve as Director.

(a)    To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 4.17 and the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question in his or her capacity as a director (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(b)    The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of shareholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c)    A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 4.18, if necessary, so that the information provided or required to be provided pursuant to this Section 4.18 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

(d)    No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 4.17 and this Section 4.18, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 4.17 and this Section 4.18, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(e)    Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with Section 4.17 and this Section 4.18.

ARTICLE V

Board of Directors

Section 5.01. Powers; Personal Liability.

(a)    General Rule. Unless otherwise provided by statute, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board of Directors shall elect a Chairman of the Board. In addition, the Board of Directors may elect from among the members of the Board a Vice Chairman of the Board and a Chairman Emeritus of the Board, each of whom may but need not be an officer of the Corporation.

(b)    Personal Liability of Directors.

(1)    A director shall not be personally liable to the Corporation or any of its shareholders, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless:

(i)     the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporation Law or any successor provision; and

(ii)    the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(2)    The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

(c)    Notation of Dissent. A director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

Section 5.02. Qualifications and Selection of Directors.

(a)    Qualifications. A Director of the Corporation need not be a resident of the Commonwealth of Pennsylvania nor a shareholder of the Corporation.

(b)    Election of Directors. In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 5.03. Number and Term of Office.

(a)    Number. The full Board of Directors shall consist of such number of directors, not less than five (5) nor more than fifteen (15), as shall be determined from time to time by resolution of the Board of Directors. The Board of Directors shall include such number of directors as may be elected from time to time by the holders of any class or series of Preferred Stock entitled to elect directors (“Preferred Stock Directors”), and two directors elected by the holders of the Class A Common Stock by class vote (“Class A Directors”).

(b)    Term of Office. Each director shall hold office for a term of three years and until the director’s successor has been selected and qualified or until his or her earlier, death, resignation or removal.

(c)    Resignation. Any director may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

(d)    Class A Directors. Each Class A Director will be elected at the annual meeting of the shareholders of the Corporation at which the class of directors in which the Class A Director is included is up for election. Notwithstanding the foregoing, if a Class A Director is removed from office at any annual meeting of the shareholders of the Corporation as provided in Section 5.05(c), the holders of Class A Common Stock shall have the right to elect a successor to the removed Class A Director at the same meeting.

Section 5.04. Vacancies.

(a)    General Rule. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of their class for which such director has been chosen and until a successor has been selected and qualified or until his or her earlier death, resignation or removal, provided however that a vacancy in the position of Class A Director that is not filled as provided in Section 5.05(c) may only be filled by the sole remaining Class A Director, and if both Class A director positions are vacant, then only the holders of the Class A Common Stock may fill such vacancies.

(b)    Action by Resigned Directors. When one or more directors resign from the Board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 5.05. Removal of Directors.

(a)    Removal by the Shareholders. The following apply to removal of directors by the shareholders:

(1)

Except as provided in subsection (c), the entire Board of Directors, or any class of the Board, or any individual director may be removed from office only for cause by vote of a majority of the shareholders entitled to vote thereon.

(2)	In case the Board, or a class of the Board or any one or more directors are removed by the shareholders, new directors may be elected at the same meeting.

(3)

The repeal of a provision of the Articles or Bylaws prohibiting, or the addition of a provision to the Articles or Bylaws permitting, the removal by the shareholders of the Board, a class of the Board or any individual director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected.

(b)    Removal by the Board. The Board of Directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

(c)    Class A Directors. A holder of Class A Common Stock may propose that either or both Class A Directors be removed from office without cause at any annual meeting of the shareholders by making a proposal to that effect pursuant to and in accordance with Section 4.16. If a Class A Director is removed from office pursuant to this subsection (c), any holder of Class A Common Stock may nominate a candidate for election to succeed the removed director at the same meeting of shareholders by complying with the requirements of Section 4.17. Sections 4.16(e) and 4.18(e) shall apply to nominations and proposals by holders of Class A Common Stock under this subsection.

Section 5.06. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 5.07. Organization of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, the CEO, the President, the COO, the CFO, the Executive Vice President (if there are more than one Executive Vice Presidents, in the order of tenure), or a person chosen by a majority of the directors present, shall act as Chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant Secretary, or, in the absence of the Secretary and the assistant secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting.

Section 5.08. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as shall be designated from time to time by resolution of the Board of Directors, or as called by the Chairman or CEO.

Section 5.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the CEO or by a majority of the directors then in office.

Section 5.10. Quorum of and Action by Directors.

(a)    General Rule. A majority of the directors of the Corporation then in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors.

(b)    Action by Written Consent or Ratification. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Corporation or the action is ratified by the directors at the next regular or special meeting thereof.

Section 5.11. Committees.

(a)    Establishment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

(1)    The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

(2)    The creation or filling of vacancies in the Board of Directors.

(3)    The adoption, amendment or repeal of these Bylaws.

(4)    The amendment or repeal of any resolution of the Board.

(5)    Action on matters committed by a resolution of the Board of Directors to another committee of the Board.

(b)    Alternate Committee Members. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)    Term. Each committee of the Board shall serve at the pleasure of the Board.

(d)    Committee Procedures. Any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by, the Board of Directors, shall be construed to apply and refer to the organization and procedures of any executive or other committee of the Board.

Section 5.12. Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors. A director may be a salaried officer of the Corporation.

Section 5.13. Authority / Power / Function. The authority, powers and functions of the Board of Directors of the Corporation may not be varied, and a committee of the Board may not be established, by a bylaw adopted by the shareholders, unless the bylaw has been adopted with the approval of the Board of Directors.

ARTICLE VI

Officers

Section 6.01. Officers Generally.

(a)    Number, Qualifications and Designation. The officers of the Corporation shall be a Chief Executive Officer (“CEO”), a President, one or more Executive Vice Presidents, a Chief Financial Officer (“CFO”), one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 6.03. Officers, other than the Chairman may but need not be directors or shareholders of the Corporation. All of the officers shall be natural persons of full age, except that the Treasurer may be a Corporation. Any number of offices may be held by the same person.

(b)    Bonding. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c)    Standard of Care. In lieu of the standards of conduct otherwise provided by law, officers of the Corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the Corporation. An officer of the Corporation shall not be personally liable, as such, to the Corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys` fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the Articles, these Bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 6.02. Election, Term of Office and Resignations.

(a)    Election and Term of Office. The officers of the Corporation, except those appointed by delegated authority pursuant to Section 6.03, shall be elected annually by the Board of Directors, and each such officer shall hold office for such term as may be provided by the Board and until a successor has been elected and qualified or until his or her earlier death, resignation or removal.

(b)    Resignations. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

Section 6.03. Subordinate Officers, Committees and Agents. The Board of Directors may from time to time appoint such other officers and such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 6.04. Removal of Officers and Agents. Any officer or agent of the Corporation may be removed by the Board of Directors or the CEO with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 6.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the Board of Directors or the CEO or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 6.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 6.06. Authority. All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board of Directors or, in the absence of controlling provisions in the resolutions or orders of the Board of Directors, as may be determined by or pursuant to these Bylaws or in the absence of any such controlling authority then as provided by the CEO.

Section 6.07. The Chairman. The Chairman of the Board or in the absence of the Chairman, the Vice Chairman of the Board, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors.

Section 6.08. The CEO. The CEO shall be the chief executive officer of the Corporation. The CEO shall have general supervision over the business, finances, operations and welfare of the Corporation, subject however, to the control of the Board of Directors. The CEO shall have all powers and perform all duties incident to the position of a chief executive officer and such other powers and duties as from time to time may be assigned by the Board of Directors. The CEO shall from time to time make such reports of the affairs of the Corporation as the Board may require.

Section 6.09. The President. The President shall perform the duties of the CEO in the absence of the CEO and such other duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 6.10. The Vice Presidents. The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Board of Directors, the CEO or the President. Any one or more Vice Presidents may be designated as “Senior Executive Vice Presidents,” “Executive Vice Presidents” and “Senior Vice Presidents” and upon such designation such officers shall have the authority and duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 6.11. The Secretary. The Secretary or an assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and (at the invitation of each committee chairperson) all committees thereof and shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 6.12. The COO. The Corporation may have a COO who shall serve as chief operating officer and shall have general management and supervision of the operations of the Corporation under the direction and supervision of the CEO; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 6.13. The CFO. The CFO shall be the chief financial officer and shall have general management and supervision of the fiscal affairs of the Corporation under the direction and supervision of the CEO. The CFO shall see that a full and accurate accounting of all financial transactions is made; shall oversee the investment and reinvestment of the capital funds of the Corporation; shall oversee the preparation of any financial reports of the Corporation; shall cooperate in the conduct of the annual audit of the Corporation’s financial records by the Corporation’s certified public accountants; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 6.14. The Treasurer. The Treasurer shall perform the duties of the CFO in the absence of the CFO and shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the

Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render as account showing all transactions as Treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors, the CEO, or the CFO.

Section 6.15. Salaries. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such committee or officer as may be designated by resolution of the Board, or in the absence of such designation by the CEO. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the Board, or by the officer or committee to which the power to appoint such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 6.03, or in the absence of such designation by the CEO or other officer designated by the CEO. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

ARTICLE VII

Uncertificated / Certificated Stock, Transfer, Etc.

Section 7.01. Share Certificates.

(a)    Certification. Any or all shares of each class and series may be certificated or uncertificated, except as may be expressly provided in the terms of any class or series. Provisions of these Bylaw concerning share certificates shall only apply to the extent any such shares are certificated.

(b)    Certificated Shares - Form of Certificates. Certificates for shares of the Corporation shall be in such form as approved by the Board of Directors, shall be numbered and shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the Corporation is authorized to issue shares of more than one class or series, certificates for shares of the Corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(c)    Share Register. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the Board of Directors for that purpose.

Section 7.02. Issuance. Shares of the Corporation, whether certificated or uncertificated, shall be registered in the share register or transfer books of the Corporation as they are issued. Every certificate shall be executed in such manner as the Board of Directors shall determine. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this section shall be subject to any inconsistent or contrary agreement in effect at the time between the Corporation and any transfer agent or registrar. Within a reasonable period of time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice that shall contain the information required to be set forth or stated on certificates by the Articles, these Bylaws or by the Pennsylvania Business Corporation Law of 1988, as amended (or any successor statute). Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 7.03. Transfer. Transfers of shares shall be made on the share register or transfer books of the Corporation. Certificated shares shall be transferred upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. Uncertificated shares shall be transferred upon the receipt of proper transfer instructions from the registered owner of such uncertificated shares. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa.C.S. §§ 8101 et seq., and its amendments and supplements.

Section 7.04. Record Holder of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person except that the Corporation may in its discretion recognize certain beneficial owners or shareholders in accordance with the procedures set forth in Section 4.12(c).

Section 7.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may, in its discretion, cause a new certificate or certificates, or uncertificated shares, to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the Board of Directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

Section 7.06. Agreements Restricting Transfer of Shares. The Board of Directors may authorize the Corporation to become party to agreements with shareholders and others relating to transfer, repurchase and issuance of shares of stock of the Corporation; provided, however, that such agreements must be filed with the Corporation and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

ARTICLE VIII

Indemnification of Directors, Officers and

Other Authorized Representatives

Section 8.01. Scope of Indemnification.

(a)    General Rule. The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a parry or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

(1)    where such indemnification is expressly prohibited by applicable law;

(2)    where the conduct of the indemnified representative has been finally determined pursuant to Section 8.06 or otherwise:

(i) to constitute willful misconduct or recklessness within the meaning of 15 Pa.C.S. § 1746(b) or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

(ii) to be based upon or attributable to the receipt by the indemnified representative from the Corporation of a personal benefit to which the indemnified representative is not legally entitled; or

(3)    to the extent such indemnification has been finally determined in a final adjudication pursuant to Section 8.06 to be otherwise unlawful.

(b)     Partial Payment. If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

(c)     Presumption. The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

(d)     Definitions. For purposes of this Article:

(1)     “indemnified capacity” means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

(2)     “indemnified representative” means any and all directors and officers of the Corporation and any other person designated as an indemnified representative by the Board of Directors of the Corporation (which may, but need not, include any person serving at the request of the Corporation, as a director, officer, employee, agent, fiduciary or trustee of another Corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

(3)     “liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys’ fees and disbursements); and

(4)     “proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

Section 8.02. Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article, the Corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 8.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

Section 8.03. Advancing Expenses. The Corporation shall pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 8.01 or the initiation of or participation in a proceeding which has been authorized by a majority of the directors in office pursuant to Section 8.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 8.06 that such person is not entitled to be indemnified by the Corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

Section 8.04. Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate. Absent fraud, the determination of the Board of Directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

Section 8.05. Payment of Indemnification. An indemnified representative who is entitled to indemnification under this Article shall be entitled to payment within 30 days after a written request for indemnification has been delivered to the Secretary of the Corporation.

Section 8.06. Arbitration.

(a)     General Rule. Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Corporation and the indemnified representative have each been notified of the selection of the other’s arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the county in which the Corporation’s executive office is located.

(b)     Qualifications of Arbitrators. Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a Corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or another national securities exchange.

(c)     Burden of Proof. The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

(d)     Expenses. The Corporation shall reimburse an indemnified representative for the expenses (including attorneys’ fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

(e)     Effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any parry in accordance with applicable law in any court of competent jurisdiction, except that the Corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 8.01(a)(1) or Section 8.01(a)(2). This arbitration provision shall be specifically enforceable.

Section 8.07. Contribution. If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

Section 8.08. Mandatory Indemnification of Directors, Officers, etc. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1741 or 1742 of the Business Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Section 8.09. Contract Rights; Amendment or Repeal. All rights under this Article shall be deemed a contract between the Corporation and the indemnified representative pursuant to which the Corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

Section 8.10. Scope of Article. The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

Section 8.11. Reliance on Provisions. Each person who shall act as an indemnified representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

Section 8.12. Interpretation. The provisions of this Article are intended to constitute Bylaws authorized by 15 Pa.C.S. § 1746.

Section 8.13. Changes in Pennsylvania Law. References in this Article to Pennsylvania law or to any provision thereof shall be to such law (including without limitation to the Directors’ Liability Act) as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors (or expands the liability of officers) or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of Officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE IX

Dividends and Other Distributions to Shareholders

Section 9.01. Dividends. Subject to applicable law of the Commonwealth of Pennsylvania, and in accordance with the provisions thereof at the pertinent applicable time, the Board of Directors of the Corporation may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the Corporation is insolvent, or when the payment thereof would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Articles.

In addition, no dividends shall be paid which would reduce the remaining net assets of the Corporation below the aggregate preferential amount payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation. The Board of Directors may also, from time to time, distribute to the holders of the Corporation’s outstanding shares having a cumulative preferential right to receive dividends in discharge of their cumulative dividend rights, dividends payable in cash out of the unrestricted capital surplus of the Corporation, if at the time the Corporation has no earned surplus and is not insolvent and would not thereby be rendered insolvent. Each such distribution, when made, shall be identified as a payment of cumulative dividends out of capital surplus.

Section 9.02. Distributions of Shares of the Corporation. The Board of Directors of the Corporation may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares, but

(1)     If distribution is made, in the Corporation’s authorized but unissued shares having a par value, there shall be transferred to stated capital at the time of such distribution an amount of surplus at least equal to the aggregate par value of the shares so issued;

(2)     If a distribution is made in the Corporation’s authorized but unissued shares without par value, the Board of Directors may fix a stated value for the shares so issued, and there shall be transferred to stated capital, at the time of such distribution, an amount of surplus equal to the aggregate stated value, if any, so fixed;

(3)     The amount per share so transferred to stated capital, or the fact that there was no such transfer, shall be disclosed to the shareholders receiving such distribution concurrently with the distribution thereof;

(4)     No distribution of shares of any class shall be made to holders of shares of any other class unless the Articles so provide or such distribution is authorized by the affirmative vote or written consent of the holders of a majority of the outstanding shares of the class in which the distribution is to be made.

In lieu of issuing fractional shares in any such distribution, the Corporation may pay in cash the fair value thereof, as determined by the Board of Directors, to shareholders entitled thereto.

Section 9.03. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors, from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation. The Board of Directors may abolish or modify any such reserve.

ARTICLE X

Miscellaneous

Section 10.01. Contracts.

(a)     General Rule. Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the Board of Directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

(b)     Statutory Form of Execution of Instruments. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the CEO, the President, the COO, the CFO, or an Executive Vice President, and by the Secretary, an assistant Secretary, Treasurer or an assistant Treasurer of the Corporation, shall be held to have been properly executed for and in behalf of the Corporation, without prejudice to the rights of the Corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 10.02. Interested Directors or Officers; Quorum.

(a)     General Rule. A contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and another Corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)     the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2)     the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)     the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders.

(b)     Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board which authorizes a contract or transaction specified in subsection (a).

Section 10.03. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors, CEO or CFO may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the Corporation as the Corporation shall from time to time designate.

Section 10.04. Corporate Records.

(a)     Required Records. The Corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register shall be kept at either the registered office of the Corporation in the Commonwealth of Pennsylvania or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)     Right of Inspection. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in the Commonwealth of Pennsylvania or at its principal place of business wherever situated.

Section 10.05. Exclusive Forum. Except with respect to disputes governed by Section 8.06 of these Bylaws, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Common Pleas in Montgomery County (the “Court”) of the Commonwealth of Pennsylvania (or, in the event that the Court does not have jurisdiction, the federal district court for the Eastern District of Pennsylvania or other state courts of the Commonwealth of Pennsylvania) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a duty owed by any director, officer or other employee of the Corporation to the Corporation or to the Corporation’s shareholders, (c) any action arising pursuant to any provision of law or Articles or these Bylaws (as they may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Articles or these Bylaws or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XI

Amendments

Section 11.01. Amendment of Bylaws. These Bylaws may be amended or repealed, or new Bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the Board of Directors of the Corporation in office at any regular or special meeting of directors. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

Section 11.02. Recording Amendments and Alterations. The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration and a notation of whether such amendment or alteration was adopted by the shareholders or the Board of Directors.

ARTICLE XII

Adoption of Bylaws - Record of Amendment

Section 12.01. Adoption. These Amended and Restated Bylaws have been adopted and filed with the undersigned on the 22nd day of October, 2019, and shall be effective as of October 22, 2019.

/s/ Andrew P. Sutor, IV
Secretary